UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - July 1, 2014
(Date of earliest event reported)

QEP Midstream Partners, LP
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-36047	80-0918184
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices)

303-672-6900
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 1, 2014, QEP Midstream Partners, LP (the “Partnership”) completed its previously announced acquisition of 40.0% of the outstanding membership interests in Green River Processing, LLC (the “Company”) from QEP Field Services Company (“QEPFS”), a wholly owned subsidiary of QEP Resources, Inc. (“QEP”), in exchange for consideration of $230.0 million in cash (the “Transaction”). The purchase price was funded with cash on hand and borrowings under the Partnership’s existing credit facility.

The terms of the Transaction, which were set forth in a Purchase and Sale Agreement, dated May 7, 2014, by and among QEPFS, the Partnership, QEP Midstream Partners GP, LLC, the general partner of the Partnership (the “General Partner”), and QEP Midstream Partners Operating, LLC (the “Purchase Agreement”), were approved by the conflicts committee of the Board of Directors (the “Conflicts Committee”) of the General Partner. The Conflicts Committee, which is composed entirely of independent directors, retained independent legal and financial counsel to assist it in evaluating and negotiating the Transaction.

The Company’s assets consist of the Blacks Fork processing complex and Emigrant Trail processing plant in southwest Wyoming. The Company has total processing capacity of 890 MMcf per day, natural gas liquids (“NGLs”) fractionation capacity of 15,000 Bbl per day, interconnects to six interstate natural gas pipelines, and direct access to the Mt. Belvieu and Conway NGL markets. In 2013, total processing volumes for the Company were 201 million MMBtu, of which 65% were under fee-based processing agreements and 35% were under keep-whole processing agreements.

Each of the parties to the Purchase Agreement is a direct or indirect subsidiary or affiliate of QEP. As a result, certain individuals, including officers of QEP and officers and directors of the General Partner, serve as officers and/or directors of one or more of such entities. QEP currently (as of the date of this Current Report on Form 8-K) owns an approximate 55.8% limited partner interest in the Partnership based on the number of common units and subordinated units outstanding as of July 1, 2014. QEP also owns an indirect 2% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights through its ownership of the General Partner.

Item 7.01	Regulation FD Disclosure

On July 1, 2014, the Partnership issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the press release shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and such exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The Partnership will file the financial statements required by this Item not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The Partnership will file the pro forma financial statements required by this Item not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of QEP Midstream Partners, LP, dated July 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Midstream Partners, LP
(Registrant)

	By:	QEP Midstream Partners, GP, LLC,
its general partner

July 1, 2014

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
99.1	Press release of QEP Midstream Partners, LP, dated July 1, 2014.